UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2009 (May 11, 2009)
Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices) (Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding Amendment No. 2 to the Credit Agreement (as defined below), the DIP Credit Agreement (as defined below), the Guaranty (as defined below), and the Depositary Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 1.03. Bankruptcy or Receivership.

On May 11, 2009, Hayes Lemmerz International, Inc. (the “Company”), certain of its U.S. subsidiaries, and Hayes Lemmerz Finance LLC—Luxembourg S.C.A. (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases are being jointly administered under Case No. 09-11655.  The Debtors plan to continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. With the exception of Hayes Lemmerz Finance LLC—Luxembourg S.C.A., a borrower under the Company’s secured credit facility and the issuer of its 8.25% Senior Notes due 2015 (the “Senior Notes”), the Company’s subsidiaries and operations outside the United States were not included in the filing, are not debtors in the Chapter 11 cases or any other proceeding outside the United States, and are expected to continue to operate in the ordinary course of business outside and unaffected by the Chapter 11 cases and process.

A copy of the press release announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Chapter 11 filing, the Company, HLI Operating Company, Inc., and Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Lenders party thereto, Deutsche Bank AG, New York Branch, as DIP Administrative Agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers, and Joint Syndication Agents for the DIP Facilities, and Deutsche Bank Securities Inc., as Documentation Agent for the DIP Facilities, entered into Amendment No. 2, dated as of May 12, 2009, to the Company’s Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended by Amendment No. 1, dated as of January 30, 2009, with the lenders party thereto (the “Credit Agreement”).  Pursuant to the amended Credit Agreement (the “DIP Credit Agreement”) debtor-in-possession loan tranches (“DIP Loans”) were added to the Credit Agreement, including up to $100 million of additional liquidity to provide operating funds to the Company and its subsidiaries during the restructuring.

The DIP Loans consist of a senior secured debtor-in-possession new money term loan facility (the “New Money DIP Loans”) in an aggregate principal amount of up to $80 million and a senior secured debtor-in-possession roll-up loan facility (the “Roll-up Loans”) in an aggregate principal amount of up to $80 million.  The Roll-up Loans will be issued to the prepetition lenders under the Credit Agreement who make New Money DIP Loans in exchange for the prepetition loans such lenders hold under the Credit Agreement; the Roll-up Loans will be deemed issued to the lenders upon the occurrence of a triggering event in the future.  In addition, the DIP Credit Agreement allows for a standby uncommitted new money term loan facility in an aggregate amount of up to $20 million.  The lenders under the DIP Credit Agreement have committed to provide $16 million of such amount, subject to approval of the Bankruptcy Court.  The DIP Loans benefit from a super-priority claim and lien on the assets of the Borrowers pursuant to a Bankruptcy Court order.

On May 14, 2009, the Honorable Judge Mary F. Walrath of the Bankruptcy Court approved an interim order (the “Interim DIP Order”) that authorized the borrowing of up to $30 million of New Money DIP Loans.  A copy of the press release announcing the Bankruptcy Court’s approval of the Interim DIP Order and the Debtors’ other first day motions is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  Subject to the Bankruptcy Court’s entry of final approval of the DIP Credit Agreement, an additional $50 million of New Money DIP Loans will become available to the Borrowers.  The Bankruptcy Court has scheduled a hearing for final approval of the DIP Credit Agreement on June 10, 2009.

The proceeds of the New Money DIP Loans incurred under the DIP Credit Agreement will be used (i) to pay costs, fees, and expenses related to the execution and delivery of the DIP Credit Agreement, (ii) to repay certain of the prepetition loans (through the exchange of Roll-up Loans), (iii) to provide working capital from time to time for the Debtors and the Company’s non-U.S. subsidiaries, (iv) for other general corporate purposes of the Debtors and the Company’s non-U.S. subsidiaries, and (v) to pay administrative costs of the Chapter 11 cases and claims or amounts approved by the Bankruptcy Court.

The New Money DIP Loans will bear cash interest at the rate of LIBOR (with a floor of 6.00% per annum), plus 14% per annum, and interest paid-in-kind (“PIK Interest”) at a rate of 6.00% per annum.  After the Roll-up Loans are deemed to be borrowed, borrowings under the New Money DIP Loans and Roll-up Loans will bear cash interest at the rate of LIBOR (with a floor of 3.00% per annum), plus 7% per annum, plus PIK Interest of 3.00% per annum. During the continuance of an event of default under the DIP Credit Agreement, borrowings will bear interest at an additional 2.00% per annum.  In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the agents and lenders thereunder.

Obligations under the DIP Credit Agreement are secured by a lien on substantially all of the assets of the Debtors (which lien will have a first priority with respect to substantially all of the Debtors’ assets) and a super-priority administrative expense claim in each of the Chapter 11 cases.  The obligations under the DIP Credit Agreement are guaranteed by the Company and its domestic subsidiaries pursuant to a Guaranty, dated as of May 12, 2009.  Subject to local law and other impediments, certain of the Company’s foreign subsidiaries are required to guarantee the obligations under the DIP Credit Agreement and grant liens on their assets in support of those guarantees.

The maturity date of the obligations under the DIP Credit Agreement will be the earliest of: (i) six months following the date on which the Bankruptcy Court grants interim approval of the DIP Credit Agreement (which may be extended by up to three months by a majority of the DIP Lenders); (ii) the effective date of a plan of reorganization for any Debtor; (iii) forty days after the date on which the Bankruptcy Court granted interim approval of the DIP Credit Agreement, if the Bankruptcy Court has not granted final approval of the DIP Credit Agreement; and (iv) the acceleration of obligations under the DIP Credit Agreement or termination of the new money term loan commitments under the DIP Credit Agreement, including, without limitation, as a result of the occurrence of an event of default.

The DIP Credit Agreement also contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including, without limitation, reporting requirements, maintenance of financial covenants, and milestones related to the restructuring process.

The foregoing summary of Amendment No. 2 to the Credit Agreement, the DIP Credit Agreement, and the Guaranty is a summary only and is qualified, in all respects, by the provisions of Amendment No. 2 to the Credit Agreement, the DIP Credit Agreement, and the Guaranty.

In addition, HLI Operating Company, Inc., as U.S. Borrower, and Hayes Lemmerz Finance LLC—Luxembourg S.C.A., as Luxembourg Borrower, entered into a Depositary Agreement, dated as of May 12, 2009 (the “Depositary Agreement”), with Deutsche Bank AG, New York Branch, as DIP Administrative Agent for the lenders under the DIP Credit Agreement, and Deutsche Bank Trust Company Americas, as Depositary.  Pursuant to the Depositary Agreement, the Depositary will hold in trust certain funds available to the Company under the New Money DIP Loans, such funds to be disbursed to the Company upon satisfaction of certain conditions regarding the Company’s use of the funds and its compliance with the DIP Credit Agreement.

The foregoing summary of the Depositary Agreement is a summary only and is qualified, in all respects, by the provisions of the Depositary Agreement.

The Company believes that its currently outstanding common stock will have no value and will be cancelled under any plan of reorganization it may propose under Chapter 11.  The Company also believes that the holders of its Senior Notes are unlikely to receive more than a de minimis distribution on account of their interests in the Senior Notes and that such interests could be cancelled under any plan of reorganization the Company may propose under Chapter 11.  There can be no assurance, however, that the Company will be able to develop, propose, and implement a successful plan of reorganization.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding Amendment No. 2 to the Credit Agreement, the DIP Credit Agreement, and the Guaranty is incorporated by reference in this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company’s filing of petitions under Chapter 11 of the Bankruptcy Code on May 11, 2009, constituted events of default under the Credit Agreement and the Indenture, dated as of May 30, 2007, as amended to date, by and among Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Guarantors named therein, U.S. Bank National Association, as Trustee, and Deutsche Bank AG, London Branch, as London Paying Agent (the “Indenture”), governing the Senior Notes.  As a result, all amounts under the Credit Agreement and Indenture became automatically due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company under applicable bankruptcy law.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2009, the NASDAQ Stock Market (“NASDAQ”) notified the Company that, in accordance with Listing Rules 5100 and 5110(b) and Interpretive Material 5100-1, as a result of the Company’s filing of petitions under Chapter 11 of the Bankruptcy Code, the Company’s common stock will be delisted by NASDAQ and trading will be suspended at the opening of business on May 21, 2009.  In addition, NASDAQ’s notice stated that the Company’s failure to comply with Listing Rule 5450(b)(1)(A), which requires that stockholders’ equity be at least $10 million, served as an additional basis for delisting.  The Company does not plan to appeal NASDAQ’s determination to delist the Company’s securities.

On May 11, 2009, the Company filed its Annual Report of Form 10-K for the fiscal year ended January 31, 2009 (the “Form 10-K”), with the United States Securities and Exchange Commission.  Because the Form 10-K included an audit report by the Company’s independent registered public accounting firm that contained a going concern qualification, the Company was required by Listing Rule 5250(b)(2) to make a public announcement to that effect.

A copy of the press release announcing the Company’s receipt of NASDAQ’s delisting notification and announcing that the report of the Company’s independent registered public accounting firm included in the Company’s Form 10-K contained a going concern qualification is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and
Secretary

Dated: May 15, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated May 11, 2009.

99.2	Press release of the Company dated May 14, 2009.

99.3	Press release of the Company dated May 15, 2009.